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                                                                    EXHIBIT 21.1

                                  POPULAR, INC.

                             AS OF DECEMBER 31, 1997


Subsidiaries of the registrant

a. Banco Popular de Puerto Rico (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1917.

          Popular Leasing & Rental, Inc. (Popular Leasing) - A wholly owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

          Popular Finance, Inc. (Popular Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

          Popular Mortgage Inc. (Popular Home Mortgage) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1995.


b. Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

          ATH Costa Rica, S.A. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1996.

          Popular North America, Inc. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Delaware in 1991.

          Banco Popular, FSB, A wholly-owned subsidiary of Popular North America, Inc., chartered in New Jersey in 1995.

          Equity One, Inc. - A wholly-owned subsidiary of Banco Popular, FSB, incorporated under the laws of Delaware in 1988.

          Banco Popular North America (Formerly National Bancorp, Inc. ) - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1980.

          Banco Popular, Illinois (Formerly AmericanMidwest Bank and Trust) - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of Illinois in 1914.

          Popular Leasing, U.S.A. - A wholly-owned subsidiary of Banco Popular, Illinois, incorporated under the laws of Delaware in 1997.
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                                                            EXHIBIT 21.1 (CONT.)






          Banco Popular, N.A. - California (Formerly Commerce National Bank) - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of California in 1982.

          Banco Popular, N.A. (Florida) - (Formerly Seminole National Bank) - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Florida in 1986.

          Banco Popular, N.A. (Texas) - (Formerly Citizens National Bank) - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Texas in 1985.

          BanPonce Trust I - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.


c. Popular Securities Incorporated - (Formerly BP Capital Markets, Inc.) - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1956.

d. Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1960.

e.   Popular Assets Management, Inc. (Formerly Popular Securities Incorporated)
     - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994 (Inactive Corporation).


f. Puerto Rico Parking Corp. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).